EXHIBIT 21.1

                      Subsidiaries of Borders Group, Inc.



SUBSIDIARY                              STATE OF INCORPORATION
----------                              ----------------------

Borders, Inc.                           Colorado
Borders Fulfillment, Inc.               Delaware
Borders Online, Inc.                    Delaware
Borders Outlet, Inc.                    Colorado
Borders Properties, Inc.                Delaware
Planet Music, Inc.                      North Carolina
Niche Marketing Limited, Inc.           Ohio
Niche Marketing LLC
 d/b/a All Wound Up!                    Ohio
The Library, Ltd.                       Missouri
Walden Book Company, Inc.               Colorado
Waldenbooks Properties, Inc.            Delaware
Books (UK) Limited
 formerly Books etc. Limited            U.K.
Borders New Zealand Limited             New Zealand
Borders PTE. Limited                    Singapore
Borders Australia PTY, Limited          Australia
BGI U.K. Limited                        U.K.
BGP U.K. Limited                        U.K.
Paperchase Products Limited             U.K.



* BGI owns 19.9% with an option to acquire the remaining shares.